As filed with the Securities and Exchange Commission on March 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GASLOG LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

c/o GasLog Monaco S.A.M.
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco

(Address, including Zip Code, of Principal Executive Offices)

GasLog Ltd. 2013 Omnibus Incentive Compensation Plan

(Full title of the plan)

CT Corporation System
111 Eighth Avenue

New York, New York 10011

(212) 590-9338

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Head of Legal
GasLog Ltd.
c/o GasLog Monaco S.A.M
Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
+ 377-9797-5115

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common shares, $0.01 par value per share	3,143,158	$13.04	$40,986,780.32	$5,590.60

(1)	This Registration Statement covers 3,143,158 common shares, $0.01 par value per share (the “Shares”), of GasLog Ltd. (the “Company”), authorized to be offered and sold pursuant to the Company’s 2013 Omnibus Incentive Compensation Plan, as may be amended from time to time (the “Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminable number of additional Shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.
(2)	Estimated solely for calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The price per Share is estimated based on the average of the high and low trading prices per Share on February 27, 2013, as reported by the New York Stock Exchange.

EXPLANATORY NOTE

Except as specifically noted, “the Company,” “we,” “us,” “our” and similar words in this Registration Statement refer to GasLog Ltd. Also, in this Registration Statement, “$” refers to U.S. dollars.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company are incorporated by reference into the Registration Statement and made a part hereof:

(a)	the Company’s Prospectus filed pursuant to Rule 424(b)(4) on April 2, 2012;

(b)	the Company’s Current Reports on Form 6-K filed on May 17, 2012, August 21, 2012 and November 21, 2012 (related to the Company’s quarterly financial results); and

(c)	the description of the Company’s common shares which is contained in the Company’s Registration Statement on Form 8-A (Registration Statement No. 001-35466), filed with the Commission on March 21, 2012, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 98 of the Bermuda Companies Act 1981 (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. The Company’s bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Section 98A of the Companies Act and the Company’s bye-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

We have also entered into indemnification agreements with our directors and officers which provide, among other things, that we will indemnify our directors and officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and fees that they may be required to pay in actions or proceedings which they are or may be made a party by reason of such person’s position as a director, officer, employee or other agent of the Company, subject to, and to the maximum extent permitted by, applicable law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Amended Memorandum of Association the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s amended Registration Statement on Form F-1/A filed on March 14, 2012).

4.2	Form of Bye-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s amended Registration Statement on Form F-1/A filed on March 14, 2012).

4.3	Specimen Share Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s amended Registration Statement on Form F-1/A filed on March 14, 2012).

4.4	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company’s amended Registration Statement on Form F-1/A filed on March 14, 2012).

4.5	GasLog Ltd. 2013 Omnibus Incentive Compensation Plan.

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

Item 9. Undertakings.

1.            The undersigned registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Principality of Monaco, on the 4th day of March, 2013.

GASLOG LTD.

By:	/s/ Paul Wogan
Name:	Paul Wogan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Paul Wogan and Simon Crowe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8, and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of March, 2013.

Signature	Title

/s/ Paul Wogan	Chief Executive Officer
Name: Paul Wogan	(Principal Executive Officer)

/s/ Henrik Bjerregaard	Chief Financial Officer
Name: Henrik Bjerregaard	(Principal Financial and Accounting Officer)

/s/ Peter G. Livanos	Chairman and Director
Name: Peter G. Livanos

/s/ Philip Radziwill	Vice Chairman and Director
Name: Philip Radziwill

/s/ Bruce L. Blythe	Director
Name: Bruce L. Blythe

/s/ Paul J. Collins	Director
Name: Paul J. Collins

/s/ William M. Friedrich	Director
Name: William M. Friedrich

/s/ Julian Metherell	Director
Name: Julian Metherell

/s/ Anthony S. Papadimitriou	Director
Name: Anthony S. Papadimitriou

/s/ Robert D. Somerville	Director
Name: Robert D. Somerville

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the registrant’s duly authorized representative in the United States has signed this Registration Statement in the City of Newark, State of Delaware, on March 4, 2013.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Amended Memorandum of Association the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s amended Registration Statement on Form F-1/A filed on March 14, 2012).

4.2	Form of Bye-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s amended Registration Statement on Form F-1/A filed on March 14, 2012).

4.3	Specimen Share Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s amended Registration Statement on Form F-1/A filed on March 14, 2012).

4.4	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company’s amended Registration Statement on Form F-1/A filed on March 14, 2012).

4.5	GasLog Ltd. 2013 Omnibus Incentive Compensation Plan.

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).